Exhibit 99.1

Anterix Announces CEO and Chairman Succession Plan

Rob Schwartz to become President and Chief Executive Officer;

Morgan O’Brien to become Executive Chairman

Woodland Park, NJ –  June 25, 2020— Anterix (NASDAQ: ATEX) today announced its executive leadership succession plan, with the Board of Directors unanimously appointing Anterix’s President Rob Schwartz to succeed Morgan O’Brien as Chief Executive Officer and O’Brien to succeed Brian McAuley as Executive Chairman. The succession will be effective July 1, 2020.

“With the achievement of our recent FCC Report & Order, we are empowering our next generation to lead Anterix into its future. The evolution of Rob Schwartz into the CEO role has long been a personal goal of mine; and our Board agrees that these new roles for Rob and me will best serve our employees, customers and shareholders. As CEO, Rob is the foundation for what we will become, and he has all the talent and drive to lead us forward.  My future role at Anterix keeps me right where I enjoy being: at the heart of our strategic thinking with a special responsibility for developing our vision for the future, and working with our Board to provide the unwavering support that Rob and the company will need going forward. As Executive Chair, I see my role to be his strongest advocate and his toughest critic. Over the many years we have worked together, we have forged the bond to make that relationship work,” said Morgan O’Brien.

Schwartz stated, “I am grateful and honored to be the next CEO of Anterix and by the confidence shown by Brian, Morgan, and the Board of Directors. Now that we have the FCC’s green light, I am eager and prepared to execute on our vision to fulfill the growing demand for 900 MHz private broadband. We have a talented and experienced team at Anterix, all united towards that same goal. I thank Brian for his outstanding mentorship over the years, and the longstanding role he has played in guiding and advising us through Anterix’s growth, and I look forward to continuing my phenomenal partnership with Morgan.”

McAuley, who will remain on the Board, and O’Brien were co-founders of Nextel and have worked together to advance their mission of bringing broadband spectrum to market to enable private networks.

“On behalf of the Board and management team, I want to thank Brian for his steadfast leadership and tremendous contributions to Anterix,” O’Brien said. “Brian has been an incredible friend, a wireless industry pioneer and an early driver of our vision. We will continue to benefit from his perspectives.”

About Anterix

Anterix (NASDAQ: ATEX) empowers the modernization of critical infrastructure and enterprise businesses by enabling private broadband connectivity. Our foundational spectrum enables risk mitigation and meets evolving business needs, with greater cyber security, resiliency and control. Anterix is the largest holder of licensed spectrum in the 900 MHz band, with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico.  Our chairman and our CEO co-founded Nextel Communications and have over 60 years of combined experience in telecom operations and innovative spectrum initiatives.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding: (i) the Company’s ability to qualify for and obtain broadband licenses pursuant to the terms of the Report & Order and (ii) the demand by utilities and critical infrastructure enterprises to enter into long-term lease arrangements for the Company’s spectrum assets and to deploy broadband LTE networks and solutions. Any such forward-looking statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties and other factors that may affect the Company’s future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 28, 2020. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Contact

Christopher Guttman-McCabe

CGM Advisors, LLC

Chris@CGMAdvisors.com

Tim Gray
Chief Financial Officer
Anterix

973-771-0981
tgray@anterix.com